Exhibit 99.1

Corporate Contacts

Wilson W. Cheung	Jane Green
Chief Financial Officer	Investors/Media
650.358.3434	650.358.1447
wcheung@sciclone.com	jgreen@sciclone.com

SCICLONE ANNOUNCES FINAL RESOLUTION WITH

THE SECURITIES AND EXCHANGE COMMISSION AND

THE DEPARTMENT OF JUSTICE

Company Undertaking a Full Strategic Review to Maximize Stockholder Value

FOSTER CITY, CA – February 4, 2016 – SciClone Pharmaceuticals, Inc. (NASDAQ: SCLN) (the “Company”) today announced it has entered into a settlement agreement with the United States Securities and Exchange Commission (SEC) fully resolving the SEC’s investigation into possible violations of the Foreign Corrupt Practices Act (FCPA). Under the terms of the settlement agreement, SciClone has agreed to pay a total of $12.8 million, including disgorgement, pre-judgment interest and a penalty. This payment is in line with the charges the Company previously recorded and disclosed in its Form 10-Q filed with the SEC on August 10, 2015. As part of the agreement, the Company neither admits nor denies it engaged in any wrongdoing. The Department of Justice (DOJ) has also completed its related investigation and has declined to pursue any action.

Friedhelm Blobel, PhD, SciClone’s Chief Executive Officer commented: “We are very pleased to have reached a final settlement with the SEC and DOJ that is in line with our previous expectations and brings this matter to conclusion. We believe that we have established an industry-leading compliance program, including a commitment to constant improvement, which is a key business asset. We look forward to continuing to focus on providing high quality medicines to patients, growing our business and creating value for our shareholders.”

In addition, the Company announced that its Board of Directors has initiated a process to identify, examine and consider a range of strategic alternatives available to SciClone with a view to enhancing stockholder value. SciClone has engaged Lazard as its financial advisor to assist the Board in evaluating strategic alternatives.

About SciClone

SciClone Pharmaceuticals is a revenue-generating, specialty pharmaceutical company with a substantial commercial business in China and a product portfolio spanning major therapeutic markets including oncology, infectious diseases and cardiovascular disorders. SciClone’s proprietary lead product, ZADAXIN® (thymalfasin), is approved in over 30 countries and may be used for the treatment of hepatitis B (HBV), hepatitis C (HCV), and certain cancers, and as an immune system stimulant, according to the local regulatory approvals. The Company has successfully in-licensed and commercialized products with the potential to become future market leaders and to drive the

Company's long-term growth, including DC Bead®, a novel treatment for liver cancer. Through its promotion business with pharmaceutical partners, SciClone also markets multiple branded products in China which are therapeutically differentiated. SciClone is a publicly-held corporation based in Foster City, California, and trades on the NASDAQ Global Select Market under the symbol SCLN. For additional information, please visit www.sciclone.com.

Forward-Looking Statements

This press release contains forward-looking statements regarding expected future events and SciClone’s expectations,  including but not limited to statements regarding the final resolution of the SEC and DOJ investigations, the efficacy of SciClone’s internal controls to prevent future legal, regulatory, or compliance issues, and statements regarding the exploration of strategic alternatives.  Readers are urged to consider statements that include the words "may," "will," "would," "could," "should," "might," "believes," "potential," "expects," "plans," "anticipates," "intends," "continues," "designed," "goal," “approximately” or the negative of those words or other comparable words to be uncertain and forward-looking. These statements are subject to risks and uncertainties that are difficult to predict and actual outcomes may differ materially. Please also refer to risks and uncertainties described in SciClone's filings with the SEC. All forward-looking statements are based on information currently available to SciClone and SciClone assumes no obligation to update any such forward-looking statements.

SciClone, SciClone Pharmaceuticals, the SciClone Pharmaceuticals design, the SciClone logo and ZADAXIN are registered trademarks of SciClone Pharmaceuticals, Inc. in the United States and numerous other countries.